Exhibit 99.1

Support.com Adopts Tax Benefits Preservation Plan to Protect Tax Assets

Sunnyvale, Calif. – August 21, 2019 - Support.com, Inc. (NASDAQ:SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today announced that its Board of Directors has approved the adoption of a tax benefits preservation plan (or “the plan”) in the form of a Section 382 rights agreement designed to protect and preserve the long-term value of certain tax assets primarily associated with net operating loss carryforwards.

The tax benefits preservation plan continues and replaces Support.com’s prior Section 382 rights agreement, which expired by its terms. Support.com intends to submit the tax benefits preservation plan, which is similar to tax benefits preservation plans adopted by many other public companies with significant tax assets, for stockholder ratification at its 2020 Annual Meeting of Stockholders.

As of December 31, 2018, Support.com had approximately $143.4 million of federal net operating loss carryforwards, or NOLs, that could potentially be utilized in certain circumstances and subject to certain restrictions to offset Support.com’s future taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs is contained in Support.com’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which Support.com filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019.

Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on the future use of a company’s NOLs if the company undergoes an “ownership change.” Support.com’s ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company generally experiences an “ownership change” if the percentage of its shares of stock owned by one or a group of its 5% stockholders (as defined in Section 382) increases by more than 50 percentage points over a rolling three-year period. While Support.com periodically monitors its NOLs and currently believes that an ownership change that would impair the value of its NOLs has not occurred, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has in fact occurred. In addition, some of the limitations associated with Section 382 focus on the relative size of a corporation’s “non-business assets,” or investment assets (including cash, cash equivalents and marketable securities), to its equity value. These rules make Support.com’s commercial risk from a Section 382 limitation triggering event particularly profound given the relative size of its current cash on hand to its market capitalization. As applied to Support.com’s current cash position and current market capitalization, if Support.com was to currently experience an ownership change, it could be subject to Section 382’s “non-business asset” limitation which could result in Support.com permanently losing all $143.4 million of its NOLs.

In order to protect Support.com’s NOLs from being limited or permanently lost under Section 382, the plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of Support.com’s common stock, $.0001 par value per share (the “common stock”). There is no assurance, however, that the tax benefits preservation plan will prevent Support.com from experiencing an “ownership change.”

Under the terms of the plan, Support.com will distribute to its stockholders one preferred stock purchase right for each share of Support.com’s common stock held as of the close of business on September 3, 2019. The plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of Support.com’s outstanding common stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership of 4.99% or more of Support.com’s outstanding common stock (including any ownership interest held by that person’s “affiliates” and “associates” as defined under the tax benefits preservation plan) could be subject to significant dilution. Stockholders who beneficially owned 4.99% or more of Support.com’s outstanding common stock prior to the first public announcement by Support.com of the plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire any additional shares of common stock (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by Support.com) at a time when they still beneficially own 4.99% or more of such common stock. The Board also retains the sole discretion to exempt any person or group from the penalties imposed by the plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than August 21, 2022. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by Support.com’s Board that (i) the tax benefits preservation plan is no longer necessary or desirable for the preservation of Support.com’s tax attributes, or (ii) no tax attributes may be carried forward, or in the event the Company’s stockholders do not ratify the tax benefits preservation plan at Support.com’s 2020 annual meeting.

The issuance of the preferred stock purchase rights pursuant to the tax benefits preservation plan will not affect Support.com’s reported earnings per share, and such issuance should not be taxable to Support.com or its stockholders.

Additional information with respect to the tax benefits preservation plan will be contained in the related Current Report on Form 8-K and Amendment No. 1 to Registration Statement on Form 8-A/A that Support.com is filing with the SEC. Copies of these documents can be obtained, when available, at the SEC’s internet website at www.sec.gov.

About Support.com

Support.com, Inc. (SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

Safe Harbor
This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements contained in this press release may relate to, but are not limited to, statements regarding our future taxable income, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited if we experienced an ownership change as defined in Section 382 of the Internal Revenue Code and whether the tax benefits preservation plan will reduce the likelihood of such an unintended ownership change from occurring. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. The forward-looking statements in this press release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, Support.com assumes no obligation to publicly update, amend or clarify its forward-looking statements, whether as a result of new information, future events or otherwise, except as may otherwise be required by the federal securities laws. Support.com, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Investor Contact

Investor Relations, Support.com

+1 (650) 556-8574

IR@support.com

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